                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   X
Filed by a Party other than the Registrant


Check the appropriate box:          CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
    Preliminary Proxy Statement     (AS PERMITTED BY RULE 14a-6(e)(2))
X   Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                          Integrated Silicon Solution, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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

                                  [ISSI LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 6, 2002

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Integrated Silicon Solution, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, February 6, 2002 at 3:00 p.m., local time, at the Silicon Valley Capital Club, Fairmont Plaza, 50 West San Fernando, 17th Floor, San Jose, California, for the following purposes:

          1. To elect five (5) directors to serve for the ensuing year and until their successors are duly elected and qualified.

          2. To approve an amendment to the Company's 1993 Employee Stock Purchase Plan to increase the number of shares available thereunder by 300,000 shares to an aggregate of 2,250,000 shares.

          3. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the 2002 fiscal year.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing matters are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on December 12, 2001 are entitled to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy. However, if your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

                                          For the Board of Directors

                                          /s/ MICHAEL McDONALD



                                          Michael D. McDonald
                                          Chief Financial Officer and Corporate
                                          Secretary

Santa Clara, California
January 4, 2002

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                       INTEGRATED SILICON SOLUTION, INC.
                                2231 LAWSON LANE
                       SANTA CLARA, CALIFORNIA 95054-3311
                                 (408) 588-0800

                            PROXY STATEMENT FOR 2002
                         ANNUAL MEETING OF STOCKHOLDERS

     The enclosed proxy ("Proxy") is solicited on behalf of the board of directors (the "Board of Directors") of Integrated Silicon Solution, Inc. (the "Company") for use at the annual meeting of stockholders (the "Annual Meeting") to be held on Wednesday, February 6, 2002 at 3:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Silicon Valley Capital Club, Fairmont Plaza, 50 West San Fernando, 17th Floor, San Jose, California.

     These proxy solicitation materials were mailed on or about January 4, 2002 to all stockholders of record on December 12, 2001 (the "Record Date").

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     Your vote is important. Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Under Delaware law, stockholders may submit proxies electronically. Stockholders who hold their shares in a brokerage account may have the choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to the proxy card provided by your broker for details regarding the availability of electronic voting. Please also be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

REVOCABILITY OF PROXIES

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, at the address noted above, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

     The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to able to vote at the Annual Meeting.

VOTING AND SOLICITATION

     Proxies properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained in such proxy. Where no instructions are given, such proxies will be voted as the management of the Company may propose. If any matter not described in this proxy statement (the "Proxy Statement") is properly presented for action at the meeting, the persons named in the enclosed proxy will have discretionary authority to vote according to their best judgment.

     Each stockholder is entitled to one (1) vote for each share of common stock held by such stockholder on all matters presented at the Annual Meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding as of the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect as a vote against a proposal, except with respect to the election of directors. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on the proposals to be considered at the Annual Meeting.

     The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Certain of the Company's directors, officers and employees, without additional compensation, may also solicit proxies personally or by telephone or telegram.

RECORD DATE

     Stockholders of record at the close of business on December 12, 2001 are entitled to notice of the Annual Meeting and to vote upon matters presented at the Annual Meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholders of the Company may submit proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company's proxy materials for the annual meeting of stockholders to be held in the year 2003, stockholder proposals must be received by the Secretary of the Company no later than September 6, 2002, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In addition, the Company's bylaws establish an advance notice procedure with regard to business brought before an annual meeting, including stockholder proposals not included in the Company's proxy statement. For nominations or other business to be properly brought before the 2003 annual meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of the Company one hundred twenty (120) days prior to the anniversary of the mailing of this Proxy Statement (i.e., September 6, 2002), which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, for notice by the stockholder to be timely it must be received a reasonable time before the Company begins to print and mail its proxy materials.

     The attached Proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If such a stockholder fails to comply with the foregoing notice provisions, proxy holders will be allowed to use their discretionary voting authority should the stockholder proposal come before the 2003 annual meeting.

     A copy of the full text of the bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. All notices of proposals and nominations by stockholders should be sent to Integrated Silicon Solution, Inc., 2231 Lawson Lane, Santa Clara, California 95054, Attention: Corporate Secretary.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

NOMINEES

     A board of five (5) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the Proxies received by them for the Company's five (5) nominees named below, all of whom are current directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominees will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting or until such director's successor has been duly elected and qualified.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The five (5) candidates receiving the highest number of "FOR" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW:

NAME OF NOMINEE              AGE                        PRINCIPAL OCCUPATION
---------------              ---                        --------------------
Jimmy S.M. Lee.............  46    Chief Executive Officer and Chairman of the Board of Directors
                                   of the Company
Gary L. Fischer............  50    President and Chief Operating Officer of the Company
Lip-Bu Tan.................  42    Chairman, Walden International
Hide L. Tanigami...........  51    President and Chief Executive Officer, Marubun USA Corporation
Chun Win Wong..............  66    Chairman, Wearnes Technology Pte., Ltd.

     Except as set forth below, each nominee has been engaged in his principal occupation described above during the past five (5) years. There are no family relationships among any directors or executive officers of the Company.

     Jimmy S.M. Lee has served as ISSI's Chief Executive Officer and a director since he co-founded the Company in October 1988. He also served as ISSI's president until May 2000. From 1985 to 1988, Mr. Lee was an engineering manager at International CMOS Technology, Inc., a semiconductor company, and from 1983 to 1985, he was a design manager at Signetics Corporation, a semiconductor company. Prior thereto, Mr. Lee was a project manager at Toshiba Semiconductor Corporation and a design engineer at National Semiconductor Corporation. Mr. Lee has served as a director of ICSI since September 1990, as a director of NexFlash since October 1998, as chairman of the board of GetSilicon since July 2000, and as chairman of the board of E-CMOS since September 2001. Mr. Lee holds a MS degree in electrical engineering from Texas Tech University and a BS degree in electrical engineering from National Taiwan University.

     Gary L. Fischer has served as ISSI's President and Chief Operating Officer since April 2001. He served as Executive Vice President and Chief Financial Officer from April 1995 to March 2001, and as Vice President and Chief Financial Officer from June 1993 to March 1995. From January 1989 to December 1992, Mr. Fischer was Chief Financial Officer of Synergy Semiconductor Corporation, a manufacturer of high performance SRAM and logic integrated circuits. He has also been a director of E-CMOS since November 2001. Mr. Fischer holds a MBA degree from the University of Santa Clara and a BA degree from the University of California, Santa Barbara.

     Lip-Bu Tan has served as a director of the Company since March 1990. Mr. Tan is the founder and chairman of Walden International, a venture capital fund with over $2 billion under management. He has served as a director of Creative Technology Ltd. since 1990, as a director of Centillium Technology Ltd. since 1997, as a director of ICSI since 1998, and as a director of Accelerated Networks, Inc. and Sina.com since 1999. Mr. Tan holds a MS degree in nuclear engineering from the Massachusetts Institute of Technology, a MBA from the University of San Francisco and a BS degree in physics from Nanyang University, Singapore.

     Hide L. Tanigami has served as a director of the Company since December 1997. Since January 1996, Mr. Tanigami has been president and chief executive officer of Marubun USA Corporation, an electronic components trading company. He also has been the chairman and chief executive officer of Marubun/Arrow USA, LLC since August 2000. Since July 1998, he has been president and chief executive officer of Global Technology Sourcing, Inc., a consulting company. From October 1985 until March 1994, Mr. Tanigami was a co-founder and vice president of corporate development at Catalyst Semiconductor, Inc. Mr. Tanigami also served as a director of Nexcom Technology, Inc. until its acquisition by the Company in December 1997, and has been a director of NexFlash and ICSI since October 1998. Mr. Tanigami holds a MA degree from San Francisco State University and a BA degree from Kansai University of Foreign Studies.

     Chun Win Wong has served as a director of the Company since December 1994. Mr. Wong was also a director of the Company from March 1991 to May 1994. Since April 1994, Mr. Wong has been chairman of Wearnes Technology Pte, Ltd. ("Wearnes"), and since 1983 has been group general manager of Wearnes Brothers, Limited, Singapore, the parent company of Wearnes, both of which are multinational electronics companies. He was also managing director of Wearnes from 1983 to 1994. From 1970 to 1980, Mr. Wong was the chief executive officer of Industrial Electronics and Engineers Limited, an electronics company he founded. He has also served as a director of Advanced Logic Research, Inc. since 1985, and was a director of ICSI from March 1991 until July 1993. Mr. Wong holds a degree in electrical and control engineering from the Royal Melbourne Institution of Technology in Australia and a degree from the Manchester College of Science & Technology in England.

PRINCIPAL SHARE OWNERSHIP

  BENEFICIAL OWNERS

     At the Record Date, 26,623,793 shares of the Company's common stock, $.0001 par value per share, were issued and outstanding and no shares of the Company's preferred stock, $.0001 par value per share, were issued and outstanding. As of December 12, 2001, the following entities were known by the Company to be the beneficial owners of more than 5% of the Company's common stock:

                                                                BENEFICIAL OWNERSHIP
                                                         -----------------------------------
NAME OF 5% BENEFICIAL OWNER(1)                           NUMBER OF SHARES   PERCENT OF TOTAL
------------------------------                           ----------------   ----------------
Berger, LLC............................................     3,437,120            12.9%
  Suite 900
  Denver, CO 80206
Dreyfus Corporation....................................     2,139,000             8.0%
  200 Park Avenue
  New York, NY 10166
Fidelity Management & Research.........................     1,679,700             6.3%
  One Federal Street
  Boston, MA 02110-2003

---------------

(1) Based on Schedule 13F filings as of September 30, 2001.

  SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's common stock as of the Record Date (i) by each director of the Company, (ii) by the Company's Chief Executive Officer and the four (4) other most highly paid executive officers of the Company during fiscal 2001 (such officers are hereinafter collectively referred to as the "Named Executive Officers"), and
(iii) by all current directors and Named Executive Officers as a group.

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares over which the individual has voting power or investment power and any shares that the individual has the right to acquire within sixty (60) days of the Record Date through the exercise of any stock options.

     The number and percentage of shares beneficially owned is computed on the basis of 27,002,793 shares of common stock outstanding as of the Record Date. Shares of common stock that a person has the right to acquire within sixty (60) days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

                                                              BENEFICIAL OWNERSHIP
                                                              ---------------------
NAME                                                           NUMBER      PERCENT
----                                                          ---------   ---------
Jimmy S.M. Lee(1)...........................................   394,650       1.5%
Thomas C. Endicott..........................................        --         *
Gary L. Fischer(2)..........................................    61,341         *
Thomas C. Doczy(3)..........................................    47,749         *
Paul Jei-Zen Song(4)........................................    87,665         *
Lip-Bu Tan(5)...............................................   116,698         *
Hide L. Tanigami(6).........................................    18,779         *
Chun Win Wong(7)............................................   161,878         *
All directors and executive officers as a group (8
  persons)(8)...............................................   888,760       3.3%

---------------

 *  Less than 1%

(1) Includes 174,961 shares issuable upon exercise of options that are exercisable within sixty (60) days of the Record Date. Also includes 49,000 shares held by Mr. Lee as custodian for his minor children.

(2) Includes 38,197 shares issuable upon exercise of options that are exercisable within sixty (60) days of the Record Date.

(3) Includes 47,749 shares issuable upon exercise of options that are exercisable within sixty (60) days of the Record Date.

(4) Includes 64,760 shares issuable upon exercise of options that are exercisable within sixty (60) days of the Record Date.

(5) Includes 23,333 shares issuable upon exercise of options held by Mr. Tan that are exercisable within sixty (60) days of the Record Date. Also includes 83,333 shares held by IVCIC. Mr. Tan is President of IVCIC and may be deemed to be a beneficial owner of the shares held by such entity.

(6) Includes 12,500 shares issuable upon exercise of options that are exercisable within sixty (60) days of the Record Date.

(7) Includes 17,500 shares issuable upon exercise of options held by Mr. Wong that are exercisable within sixty (60) days of the Record Date. Also includes an aggregate of 137,378 shares held by Wearnes Technology Pte. Ltd. and United Wearnes Technology Pte. Ltd. Mr. Wong is the Managing Director of Wearnes and may be deemed to be a beneficial owner of the shares held by such entities.

(8) Includes 379,000 shares issuable upon the exercise of options that are exercisable within sixty (60) days of the Record Date. See notes 1 through 7 above.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors held five (5) meetings during fiscal 2001. The Board of Directors maintains three (3) standing committees: the Audit Committee, the Stock Committee, and the Compensation Committee. The Board of Directors currently has no nominating committee or committee performing a similar function.

     The Audit Committee. From September 2000 until April 2001, the Audit Committee consisted of Ms. Pauline Lo Alker, Mr. Tanigami and Mr. Wong. Since April 2001, the Audit Committee has consisted of Messrs. Tan, Tanigami and Wong. The Audit Committee held three (3) meetings during fiscal year 2001. The Audit Committee reviews the financial statements and the internal financial reporting system and controls of the Company with the Company's management and independent auditors, recommends resolutions for any dispute between the Company's management and its auditors, and reviews other matters relating to the relationship of the Company with its auditors.

     The Stock Committee. The Stock Committee consists of Messrs. Lee and Tan. The Stock Committee held five (5) meetings during fiscal 2001. The Stock Committee has the authority to make routine stock option grants to non-executive officers of the Company.

     The Compensation Committee. The Compensation Committee consists of Messrs. Tan and Tanigami. The Compensation Committee held three (3) meetings during fiscal 2001. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policies and executive stock option grants.

     Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 2001 and (ii) the total number of meetings held by all committees of the Board of Directors that such director was required to attend during fiscal 2001.

COMPENSATION OF DIRECTORS

     Non-employee directors receive $1,000 for attendance at each Board of Directors meeting and are reimbursed for all reasonable expenses incurred by them in attending Board of Directors and Committee meetings. In addition, each non-employee director is eligible to participate in the Company's 1995 Director Stock Option Plan (the "Director Plan"). Under the Director Plan, each non-employee director is automatically granted a nonstatutory option to purchase 10,000 shares of common stock upon the date which such person first becomes a non-employee director. In addition, each director who has been a non-employee director for at least six (6) months will automatically receive a nonstatutory option to purchase 2,500 shares of common stock upon such director's annual reelection to the Board of Directors by the stockholders. Options granted under the Director Plan have a term of ten (10) years unless terminated sooner upon the termination of the optionee's status as a director or otherwise pursuant to the Director Plan. The exercise price of each option granted under the Director Plan is equal to the fair market value of the common stock on the date of grant. Options granted under the Director Plan are subject to cumulative monthly vesting over a twelve (12) month period commencing at the date of grant. On February 6, 2001, Mr. Tan, Mr. Wong, Mr. Tanigami and Ms. Alker were each granted an option under the Director Plan to purchase 2,500 shares of common stock at an exercise price of $17.0625 per share. The options expire upon the earlier of ten (10) years from the date of grant unless terminated sooner upon termination of the optionee's status as a director. Ms. Alker's option expired unexercised upon her resignation from the Board of Directors on April 12, 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors currently consists of Messrs. Tan and Tanigami, neither of whom has been or is an officer or an employee of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

REPORT OF THE AUDIT COMMITTEE(1)

     The Audit Committee of the Board of Directors has furnished the following report:

     The Board of Directors has adopted a written charter for the Audit Committee (the "Audit Committee Charter"), which is attached as Appendix A to this proxy statement.

     The Board of Directors has determined that each member of the Audit Committee is "independent," as defined in the listing standards of the National Association of Securities Dealers.

---------------

     (1) The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission (the "SEC"), and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

     As noted in the Audit Committee Charter, the Company's management is responsible for preparing financial statements and independent auditors are responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

     The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

     The Audit Committee has discussed with the independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees.

     The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, has considered the compatibility of receiving non-audit services from the independent auditors with maintaining the independent auditors' independence, and has discussed with the independent auditors the independent auditors' independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

                                          Audit Committee of the Board of
                                          Directors

                                          Lip-Bu Tan
                                          Hide Tanigami
                                          C. W. Wong

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The members of the Compensation Committee of the Board of Directors are Messrs. Tan and Tanigami. All such members are non-employee directors. The Compensation Committee reviews compensation levels of senior management and recommends to the Board of Directors for approval the salaries and other compensation paid to senior management.

     Compensation Philosophy. The Company's executive pay programs are designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving both short and long-term strategic Company goals, to link executive and stockholder interests through equity based plans, and to provide a compensation package that recognizes individual contributions and Company performance. A meaningful portion of each executive's total compensation is intended to be variable and to relate to and be contingent upon Company performance and upon individual performance. The Company's compensation philosophy is that cash compensation must be competitive with other semiconductor companies of comparable size in order to help motivate and retain existing staff and provide a strong incentive to achieve specific Company goals. The Company believes that the use of stock options as a long-term incentive links the interests of the employees to that of the stockholders and motivates key employees to remain with the Company to a degree that is critical to the Company's long-term success.

     Components of Executive Compensation. The three key components of the Company's senior management compensation program in fiscal 2001 were base salary, bonus, and long-term incentives, represented by the Company's stock option program. No bonus was paid in fiscal year 2000 and the bonus paid in fiscal year 2001 reflects, in part, performance in fiscal 2000. The Compensation Committee utilizes an industry recognized independent annual survey of companies and has determined that the Company's senior management compensation is within the competitive range. Base salary is set for each senior manager commensurate with that person's level of responsibility and within the parameters of companies of comparable size within the semiconductor industry. Mr. Lee's base annual salary was increased by $12,200 to $280,000 in October 2000. In April 2001, the Company instituted salary reductions as part of a cost control program. To compensate for salary reductions, officers of the company were granted options to purchase additional shares of common stock. As a result, in April 2001, Mr. Lee's base annual salary was reduced by $70,000 to $210,000, and he was granted an option to purchase 8,750 shares of common stock. Mr. Endicott's base annual salary was increased by $10,000 to $250,000 in October 2000. Mr. Fischer's base annual salary was increased by $15,000 to $205,000 in October 2000. In April 2001, upon his appointment as president and chief operating officer in March 2001, Mr. Fischer's base annual salary was increased by $20,000 to $225,000. In April 2001, Mr. Fischer's base annual salary was reduced by $56,250 to $168,750, and he was granted an option to purchase 7,031 shares of common stock. Mr. Doczy's base annual salary was increased by $20,000 to $180,000 in October 2000. Mr. Song's base annual salary was increased by $29,263 to $180,000 in October 2000. In April 2001, Mr. Song's base annual salary was reduced by $45,000 to $135,000, and he was granted an option to purchase 5,625 shares of common stock.

     In addition to the above components of compensation, it is the policy of the Company to offer financial incentives for certain positions. For fiscal year 2001, Mr. Doczy, senior vice president of sales and marketing, was paid incentive compensation of $81,613. No other executive officer received incentive compensation.

     Stock options are generally granted when an employee joins the Company and additional options may be granted from time-to-time thereafter. The options granted to each employee generally vest over a four (4) year period. In addition to the stock option program, employees are eligible to participate in the Company's 1993 Employee Stock Purchase Plan.

     Other elements of executive compensation include participation in Company-wide medical and dental benefits, the ability to defer compensation pursuant to a 401(k) plan, and a non-qualified deferred compensation program. The Company does not match annual contributions under the 401(k) plan at this time.

     The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Compensation Committee believes that any options granted under the Company's stock option plan would meet the requirements of being performance based, the Compensation Committee believes that the Section will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

     Mr. Jimmy Lee receives no other material compensation or benefits not provided to all executive officers.

                                          Compensation Committee of the Board of
                                          Directors

                                          Lip-Bu Tan
                                          Hide Tanigami

                                 PROPOSAL TWO:

           APPROVAL OF AMENDMENT TO 1993 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors and stockholders have previously adopted and approved the Company's 1993 Employee Stock Purchase Plan (the "ESPP"). A total of 1,950,000 shares of common stock are presently reserved for issuance under the ESPP. In September 2001, the Board of Directors approved an amendment to the ESPP, which, if approved by the stockholders, will increase the shares reserved for issuance thereunder by 300,000 shares, bringing the total number of shares issuable under the ESPP to 2,250,000 shares. As of the Record Date, 776,656 shares were available for future issuance under the ESPP. The Board of Directors believes that the amendment will enable the Company to continue to attract and retain key personnel.

     At the Annual Meeting, the stockholders are requested to approve the proposed amendment to the ESPP to increase the number of shares of common stock reserved for issuance thereunder by 300,000 shares, bringing the total number of shares issuable under the ESPP to 2,250,000. The ESPP has consecutive and overlapping twenty-four (24) month offering periods that begin every six (6) months (the "Offering Periods"). Each twenty-four (24) month Offering Period includes four six (6) month purchase periods (each a "Purchase Period"), during which employee payroll deductions are accumulated and, at the end of which, shares of common stock are purchased with a participant's accumulated payroll deductions. Eligible employees will have the opportunity to purchase Company common stock through accumulated payroll deductions at a purchase price of not less than 85% of the lesser of the fair market value on either (i) the first day of a designated Offering Period or (ii) the last day of the Purchase Period.

     For a more complete description of the principal features of the ESPP, see Appendix B -- "Description of the 1993 Employee Stock Purchase Plan" attached hereto.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The approval of the amendment to the ESPP requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT TO THE ESPP TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

                                PROPOSAL THREE:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the 2002 fiscal year. This nomination is being presented to the stockholders for ratification at the meeting. Ernst & Young LLP has audited the Company's financial statements since 1990. A representative of Ernst & Young LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

AUDIT AND RELATED FEES

  AUDIT FEES

     The aggregate fees billed to the Company by Ernst & Young LLP during the Company's 2001 fiscal year for the audit of the Company's annual financial statements and for the review of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $363,000.

  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the 2001 fiscal year.

  ALL OTHER FEES

     The aggregate fees billed to the Company by Ernst & Young LLP for services rendered to the Company during its 2001 fiscal year, other than the services described above under "Audit Fees," including tax planning, tax compliance, and accounting consultations, totaled $265,000.

     The Audit Committee considered and determined that the provision of the services other than the services described under "Audit Fee" is compatible with maintaining the independence of the independent auditors.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting is required to ratify the Board of Directors' selection. If the stockholders reject the nomination, the Board of Directors will reconsider its selection.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2002 FISCAL YEAR.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth all compensation received for services rendered to the Company and the Company's subsidiaries in all capacities during the last three (3) fiscal years by (i) the Company's Chief Executive Officer and
(ii) the Company's four (4) other Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION(1)               LONG TERM
                                         -------------------------------------------   COMPENSATION
                                         FISCAL                         OTHER ANNUAL      AWARDS
NAME AND PRINCIPAL POSITION               YEAR     SALARY    BONUS(2)   COMPENSATION     OPTIONS
---------------------------              ------   --------   --------   ------------   ------------
Jimmy S.M. Lee.........................   2001    $250,150   $ 90,300     $    --         48,750
  Chief Executive Officer                 2000     267,800         --          --         72,000
                                          1999     258,267         --          --        176,390
Thomas C. Endicott(3)..................   2001     131,770      9,231       3,600         35,000
  President and Chief Operating Officer   2000      96,923    134,977       3,000        240,000
                                          1999          --         --          --             --
Gary L. Fischer........................   2001     190,144     57,308          --        122,031
  President and Chief Operating Officer   2000     190,000         --          --         32,000
                                          1999     184,885         --          --        109,750
Thomas C. Doczy(4).....................   2001     106,121     81,613      44,364         12,000
  Senior Vice President Marketing         2000     157,539     66,288          --         24,000
                                          1999     152,930         --          --        108,500
Paul Jei-Zen Song......................   2001     160,399     48,298          --         17,625
  Senior Vice President Engineering       2000     150,686      5,500       1,524         29,000
                                          1999     146,661         --          --         78,044

---------------

(1) Excludes perquisites and other personal benefits that for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such officer.

(2) Includes incentive awards earned for performance in the fiscal year noted even though such amounts are payable in subsequent years. Excludes incentive awards paid in the fiscal year noted but earned in prior years.

(3) Mr. Endicott served as president and chief operating officer of the company until March 2001.

(4) Mr. Doczy served as senior vice president marketing until April 2001.

                       OPTION GRANTS IN FISCAL YEAR 2001

     The following table sets forth information concerning grants of stock options to each of the Named Executive Officers during the fiscal year ended September 30, 2001.

                                            INDIVIDUAL GRANTS(1)
                               -----------------------------------------------
                                         % OF TOTAL                              POTENTIAL REALIZABLE VALUE
                                          OPTIONS                                 AT ANNUAL RATES OF STOCK
                                         GRANTED TO   EXERCISE OR                  PRICE APPRECIATION FOR
                                         EMPLOYEES    BASE PRICE                       OPTION TERM(2)
                               OPTIONS   IN FISCAL        PER       EXPIRATION   ---------------------------
NAME                           GRANTED      YEAR         SHARE         DATE          5%             10%
----                           -------   ----------   -----------   ----------   -----------   -------------
Jimmy S.M. Lee...............    3,800      0.2%       $ 8.0625      12/04/10     $ 19,268      $   48,828
                                36,200      2.2%         8.0625      12/04/10      183,551         465,154
                                 8,750      0.6%        11.3000      04/09/11       62,182         157,581
Thomas C. Endicott...........   35,000      2.2%       $ 8.0625      12/04/10     $177,466      $  449,734
Gary L. Fischer..............   12,200      0.7%       $ 8.0625      12/04/10     $ 61,860      $  156,764
                                 2,800      0.2%         8.0625      12/04/10       14,197          35,979
                               100,000      6.2%        11.3000      04/09/11      710,651       1,800,929
                                 7,031      0.4%        11.3000      04/09/11       49,966         126,623
Thomas C. Doczy..............   12,000      0.7%       $ 8.0625      12/04/10     $ 60,846      $  154,195
Paul Jei-Zen Song............   12,000      0.8%       $ 8.0625      12/04/10     $ 60,846      $  154,195
                                 3,500      0.2%        11.3000      04/09/11       24,873          63,032
                                 2,125      0.1%        11.3000      04/09/11       15,101          38,270

---------------

(1) Each of these options was granted pursuant to the authorized stock plans and is subject to the terms of such plans. These options were granted at an exercise price equal to the fair market value of the Company's common stock as determined by the Board of Directors of the Company on the date of grant and, as long as the optionee maintains continuous employment with the Company, generally vest over a four (4) year period at the rate of one-fourth ( 1/4) of the shares on the first anniversary of the date of grant and one-forty-eighth ( 1/48) of the shares per month thereafter.

(2) In accordance with Securities and Exchange Commission (the "SEC") rules, shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by SEC rules and do not represent the Company's estimate or projection of future increases in the price of its common stock.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning options exercised by the Named Executive Officers in fiscal 2001, and exercisable and unexercisable stock options held by each of the Named Executive Officers as of September 30, 2001.

                                                                 FISCAL YEAR-END OPTION VALUES
                                                   ---------------------------------------------------------
                                                                                    VALUE OF UNEXERCISED
                                                      NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                            SHARES                 OPTIONS AT FISCAL YEAR END        FISCAL YEAR END(1)
                           ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                      ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   --------   -----------   -------------   -----------   -------------
Jimmy S.M. Lee..........    36,041      $275,941     165,501         82,208       $672,718       $124,213
Thomas C. Endicott......        --            --          --             --             --             --
Gary L. Fischer.........     2,663        14,021      36,187        142,121         83,480         85,623
Thomas C. Doczy.........    24,417       430,380      37,187         34,146        152,644         89,562
Paul Jei-Zen Song.......        --            --      52,030         37,219        199,379         85,195

---------------

(1) The value of an "in the money" option represents the difference between the exercise price of such option and the fair market value of the Company's common stock at September 30, 2001, multiplied by the total number of shares subject to the option.

               COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

     The following graph sets forth the Company's total cumulative stockholder return compared to the Standard & Poor's 500 Index and the Philadelphia Semiconductor Index for the period February 3, 1995 (the date of the Company's initial public offering) through September 30, 2001. Total stockholder return assumes $100 invested at the beginning of the period in the common stock of the Company, the stocks represented in the Standard & Poor's 500 Index and the stocks represented in the Philadelphia Semiconductor Index ("SOX"), respectively. Total return also assumes reinvestment of dividends; the Company has paid no dividends on its common stock.

     HISTORICAL STOCK PRICE PERFORMANCE SHOULD NOT BE RELIED UPON AS INDICATIVE OF FUTURE STOCK PRICE PERFORMANCE.

[PERFORMANCE GRAPH]

                                                          ISSI                       S&P 500                       SOX
                                                          ----                       -------                       ---
2/3/95                                                   100.00                      100.00                      100.00
2/28/95                                                  150.00                      101.83                      111.08
3/31/95                                                  184.21                      104.61                      119.48
4/28/95                                                  202.63                      107.54                      135.11
5/31/95                                                  213.82                      111.44                      146.63
6/30/95                                                  275.00                      113.81                      167.13
7/31/95                                                  363.16                      117.43                       96.63
8/31/95                                                  261.84                      117.39                       94.40
9/29/95                                                  196.05                      122.10                       94.21
10/31/95                                                 164.81                      121.49                       87.19
11/30/95                                                 126.32                      126.48                       77.92
12/29/95                                                  88.07                      128.68                       68.72
1/31/96                                                   86.18                      132.88                       63.95
2/29/96                                                   71.05                      133.80                       63.76
3/29/96                                                   69.74                      134.86                       60.27
4/30/96                                                   87.50                      136.67                       70.58
5/31/96                                                   78.62                      139.80                       70.52
6/28/96                                                   60.53                      140.11                       59.83
7/31/96                                                   53.95                      133.70                       53.41
8/30/96                                                   46.71                      136.22                       58.04
9/30/96                                                   60.20                      143.60                       64.20
10/31/96                                                  42.76                      147.35                       64.08
11/29/96                                                  52.63                      158.16                       81.60
12/31/96                                                  45.39                      154.76                       82.30
1/31/97                                                   51.65                      164.25                       98.88
2/28/97                                                   48.03                      165.22                       89.98
3/31/97                                                   45.07                      158.18                       92.08
4/30/97                                                   38.16                      167.42                       97.01
5/30/97                                                   51.32                      177.23                      106.60
6/30/97                                                   39.97                      184.93                      104.71
7/31/97                                                   61.84                      199.38                      125.43
8/29/97                                                   76.97                      187.92                      127.81
9/30/97                                                   58.55                      197.91                      130.69
10/31/97                                                  52.63                      191.09                      103.39
11/28/97                                                  51.65                      199.61                       99.54
12/31/97                                                  40.13                      202.75                       90.29
1/30/98                                                   52.63                      204.81                       99.02
2/27/98                                                   55.26                      219.23                      108.37
3/31/98                                                   47.70                      230.18                      102.30
4/30/98                                                   46.71                      232.27                      108.19
5/29/98                                                   36.84                      227.90                       88.81
6/30/98                                                   36.84                      236.89                       84.23
7/31/98                                                   26.48                      234.14                       87.38
8/31/98                                                   15.29                      200.00                       66.26
9/30/98                                                   21.05                      212.48                       72.87
10/30/98                                                  22.21                      229.54                       89.94
11/30/98                                                  16.45                      243.11                      104.85
12/31/98                                                  16.45                      256.82                      120.06
1/29/99                                                   17.11                      267.35                      143.99
2/26/99                                                   14.64                      258.72                      122.01
3/31/99                                                   14.47                      268.76                      126.97
4/30/99                                                   15.79                      278.95                      126.81
5/28/99                                                   13.82                      271.99                      132.93
6/30/99                                                   30.59                      286.79                      165.91
7/30/99                                                   35.86                      277.60                      169.17
8/31/99                                                   56.91                      275.87                      178.76
9/30/99                                                   51.65                      267.99                      170.92
10/29/99                                                  36.84                      284.75                      190.36
11/30/99                                                  47.86                      290.18                      208.70
12/31/99                                                  87.17                      306.96                      241.30
1/31/00                                                   74.34                      291.34                      266.47
2/29/00                                                  146.38                      285.48                      400.86
3/31/00                                                  154.28                      313.09                      404.77
4/28/00                                                  160.86                      303.45                      401.26
5/31/00                                                  156.25                      296.80                      341.94
6/30/00                                                  200.00                      303.90                      390.61
7/31/00                                                  110.53                      298.94                      340.37
8/31/00                                                  154.61                      317.08                      394.87
9/29/00                                                   74.67                      300.12                      291.64
10/31/00                                                  70.39                      298.64                      254.06
11/30/00                                                  40.46                      274.73                      183.91
12/29/00                                                  75.66                      275.84                      197.48
1/31/01                                                  111.84                      285.39                      250.76
2/28/01                                                   70.39                      259.05                      185.36
3/30/01                                                   68.42                      242.42                      186.66
4/30/01                                                   78.84                      261.04                      226.95
5/31/01                                                   70.68                      262.37                      205.04
6/29/01                                                   73.16                      255.81                      213.74
7/31/01                                                   71.05                      253.06                      207.50
8/31/01                                                   79.63                      236.83                      192.72
9/28/01                                                   45.21                      217.48                      127.98

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of filings under Section 16(a) of the Securities Exchange Act of 1934, as amended, received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2001, all Section 16 filing requirements were met, except that Mr. Chun Win Wong, a director of the Company, filed a late Form 4.

                              CERTAIN TRANSACTIONS

     For the fiscal year ended September 30, 2001, the Company sold approximately $188,000 of memory products to ICSI. The Company currently has approximately a 29% ownership interest in ICSI. The Company's chairman and chief executive officer ("CEO"), Jimmy S.M. Lee, is a director of ICSI. The Company also provides services and licenses certain products to ICSI. As of September 30, 2001, the Company had an accounts receivable balance from ICSI of approximately $327,000.

     The Company purchases goods and contract manufacturing services from ICSI. For the fiscal year ended September 30, 2001, purchases of goods and services were approximately $12,815,000. As of September 30, 2001, the Company had an accounts payable balance to ICSI of approximately $551,000.

     The Company received approximately $183,000 in sublease income from NexFlash in the fiscal year ended September 30, 2001. The Company currently has approximately a 14% ownership interest in NexFlash. The Company's chairman and CEO, Jimmy S.M. Lee, is a director of NexFlash. In addition, the Company provides NexFlash various administrative support services for which it is reimbursed. As of September 30, 2001, the Company had an accounts receivable balance from NexFlash of approximately $81,000.

     The Company provides goods and services to GetSilicon in which the Company currently has approximately a 20% ownership interest. The Company's chairman and CEO, Jimmy S.M. Lee, is the chairman of GetSilicon. For the fiscal year ended September 30, 2001, the Company provided goods and services of approximately $559,000 to GetSilicon. As of September 30, 2001, the Company had an accounts receivable balance from GetSilicon of approximately $30,000.

     In January 2001, the Company entered into an agreement for business-to-business data exchange and application services with GetSilicon. For the fiscal year ended September 30, 2001, the purchase of services under this agreement was approximately $259,000. As of September 30, 2001, the Company had an accounts payable balance to GetSilicon of approximately $32,000.

     For the year ended September 30, 2001, the Company sold approximately $292,000 of memory products to E-CMOS in which the Company currently has approximately a 22% ownership interest. The Company's chairman and CEO, Jimmy S.M. Lee, is the chairman of E-CMOS, and the Company's president and chief operating officer, Gary L. Fischer, is a director of E-CMOS. As of September 30, 2001, the Company had an accounts receivable balance from E-CMOS of approximately $159,000.

     The Company receives administrative support services and reimburses E-CMOS for expenses incurred on its behalf. As of September 30, 2001, the Company had an accounts payable balance to E-CMOS of approximately $271,000.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.

                                          The Board of Directors

Santa Clara, California
January 4, 2002

                                                                      APPENDIX A

                          ISSI AUDIT COMMITTEE CHARTER
                             ADOPTED JUNE 12, 2000

ORGANIZATION

     The audit committee of the board of directors shall be comprised of at least three (3) directors who are independent of management and the Company. Members of the audit committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All audit committee members will be financially literate, and at least one (1) member will have accounting or related financial management expertise.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, the designated internal auditors, and the financial management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee will take the appropriate actions to set the overall corporate tone for quality financial reporting, sound business risk practices and ethical behavior.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's stockholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to stockholders' approval.

     - The committee shall discuss with the independent auditors the overall scope and plans for the audit, including the adequacy of the Company's staffing and compensation. Also, the committee shall discuss with management, designated internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors to discuss the results of their examinations.

     - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K). This review shall include their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

     - The committee shall review its charter from time-to-time and consider any appropriate modifications.

                                                                      APPENDIX B

              DESCRIPTION OF THE 1993 EMPLOYEE STOCK PURCHASE PLAN

     General. The 1993 Employee Stock Purchase Plan (the "ESPP") was adopted by the Board of Directors in March 1993 and was activated in February 1995 in connection with the Company's initial public offering. Prior to the proposed amendment to the ESPP to be voted on at the Annual Meeting, a total of 1,950,000 shares of common stock have been reserved for issuance under the ESPP. In September 2001, the Board of Directors approved an amendment to the ESPP, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 300,000 shares, bringing the total number of shares issuable under the ESPP to 2,250,000 shares. The purpose of the ESPP is to provide employees with an opportunity to purchase common stock of the Company through accumulated payroll deductions.

     Administration. The ESPP may be administered by the Board of Directors or a committee appointed by the Board of Directors. All questions of interpretation or application of the ESPP are determined by the Board of Directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

     Eligibility. Each Employee of the Company (including officers), who works at least twenty (20) hours per week and more than five (5) months in any calendar year, is eligible to participate in the ESPP if so employed on the first day of an Offering Period; provided, however, that certain limitations imposed by Section 423(b) of the Code and limitations on stock ownership as set forth in the ESPP may apply. Eligible Employees become participants in the ESPP by filing with the Company a subscription agreement authorizing payroll deductions prior to the first day of each Offering Period unless a different time for filing the subscription agreement has been set by the Board of Directors.

     Participation in an Offering. The ESPP has consecutive and overlapping twenty-four (24) month offering periods that begin every six (6) months (the "Offering Periods"). Each twenty-four (24) month Offering Period includes four six (6) month purchase periods (each a "Purchase Period"), during which payroll deductions are accumulated and, at the end of which, shares of common stock are purchased with a participant's accumulated payroll deductions. The Board of Directors has the power to change the duration of future Offering Periods, if such change is made at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected. To participate in the ESPP, an eligible Employee must authorize payroll deductions pursuant to the ESPP. Such payroll deductions may not exceed 10% of a participant's compensation during the Offering Period. Once an Employee becomes a participant in the ESPP, the Employee will automatically participate in each successive Offering Period until such time as the Employee withdraws from the ESPP or the Employee's employment with the Company terminates. At the beginning of each Offering Period, each participant is automatically granted an option to purchase shares of the Company's common stock. The option expires at the end of the Offering Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Purchase Period to the extent of the payroll deductions accumulated during such Purchase Period. In no event shall a participant be permitted to purchase during each Purchase Period more than a number of shares determined by dividing $12,500 by the Fair Market Value of a share of the Company's common stock on the first day of the Offering Period, subject to exceptions and limitations stated in the ESPP.

     Purchase Price, Shares Purchased. Shares of common stock may be purchased under the ESPP at a Purchase Price not less than 85% of the lesser of the Fair Market Value of the common stock on (i) the first day of the Offering Period or
(ii) the last day of the Purchase Period. The Fair Market Value of the common stock on any relevant date will be the closing price per share as reported on the Nasdaq National Market (or the mean of the closing bid and asked prices, if no sales were reported) as quoted on such exchange or reported in The Wall Street Journal. The number of shares of common stock a participant purchases in each Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation prior to the last day of the Purchase Period by the Purchase Price.

     Termination of Employment. Termination of a participant's employment for any reason, including disability or death, or the failure of the participant to remain in the continuous scheduled employ of the

Company for at least twenty (20) hours per week, cancels his or her option and participation in the ESPP immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the ESPP.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE

     Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares reserved under the ESPP as well as the price per share of common stock covered by each option under the ESPP that has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an option.

     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors.

     Merger or Asset Sale. In the event of any merger, consolidation, acquisition of assets or like occurrence involving the Company, each option under the ESPP shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the Board of Directors shall shorten any Purchase Periods and Offering Periods then in progress by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods shall end on the New Exercise Date. The New Exercise Date shall be prior to the merger, consolidation or asset sale. If the Board of Directors shortens any Purchase Periods and Offering Periods then in progress, the Board of Directors shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date has been changed to the New Exercise Date and that all options will be exercised automatically on the New Exercise Date, unless the participant has already withdrawn from the Offering Period.

     Amendment and Termination of the Plan. The Board of Directors may at any time terminate or amend the ESPP. The Board of Directors may terminate an Offering Period at the end of any Purchase Period if the Board of Directors determines that termination of the ESPP is in the best interests of the Company and its stockholders. Generally, no such termination can affect options previously granted. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders' meeting, if such amendment would require stockholder approval in order to comply with
Section 423 of the Code. The ESPP will terminate in 2003.

     Withdrawal. Generally, a participant may withdraw from an Offering Period at any time by written notice without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular Offering Period, that participant may not participate again in the same Offering Period. To participate in a subsequent Offering Period, the participant must deliver to the Company a new subscription agreement.

     Federal Tax Information for ESPP. The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two (2) years from the first day of the Offering Period, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE ESPP. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

     ESPP Benefits. The Company is unable to predict the amount of benefits that will be received by or allocated to any particular participant under the ESPP. The following table sets forth the dollar amount and the number of shares purchased under the ESPP during the last fiscal year to (i) each of the Company's Named Executive Officers, (ii) all executive officers as a group,
(iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.

                              ESPP BENEFITS TABLE

                                                                                 VALUE OF SHARES
NAME                                                          NUMBER OF SHARES    PURCHASED(1)
----                                                          ----------------   ---------------
Jimmy S.M. Lee..............................................        4,687          $   96,251
Thomas C. Endicott..........................................           --                  --
Gary L. Fischer.............................................        3,897              76,495
Thomas C. Doczy.............................................        4,223              89,739
Paul Jei-Zen Song...........................................        3,300              64,863
All executive officers as a group (6 persons)...............       16,107             327,348
All non-employee directors as a group (3 persons)...........           --                  --
All employees other than executive officers as a group......      179,096           3,411,586

---------------

(1) The dollar value of shares purchased under the ESPP was computed by multiplying the number of shares purchased times the market price of the common stock on the purchase date. In accordance with the terms of the ESPP, the shares of common stock were purchased at a price equal to 85% of the lesser of the fair market value of the common stock on the first day of the Offering Period or the last day of the Purchase Period.

                        INTEGRATED SILICON SOLUTION, INC.
                                      PROXY
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints JIMMY S.M. LEE and GARY L. FISCHER, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock of Integrated Silicon Solution, Inc., a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Silicon Valley Capital Club, Fairmont Plaza, 50 West San Fernando, 17th Floor, San Jose, California, on February 6, 2002, at 3:00 p.m., local time, or any adjournment thereof. THE PROXIES ARE BEING DIRECTED TO VOTE AS SPECIFIED BELOW OR, IF NO SPECIFICATION IS MADE, FOR THE ELECTION OF DIRECTORS, FOR THE PROPOSAL TO AMEND THE COMPANY'S 1993 EMPLOYEE STOCK PURCHASE PLAN, FOR THE APPOINTMENT OF ERNST & YOUNG, LLP AS INDEPENDENT AUDITORS AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                The directors recommend a FOR vote on each item.

                  (Continued and to be signed on reverse side.)

                                     FOR        WITHHELD AUTHORITY
                                 all nominees       to vote for
                                listed (except    nominees listed
                                 as withheld)

                                                                                                   FOR    AGAINST  ABSTAIN
1. ELECTION OF DIRECTORS                                            2. Proposal to amend the
   (Instruction: To withhold        [   ]              [   ]           Company's 1993 Employee    [   ]    [   ]    [   ]
   authority to vote for any                                           Stock Purchase Plan to
   individual nominees, strike                                         increase the number of
   that nominee's name below.)                                         shares available for
                                                                       issuance thereunder by
   Nominees: (01) Jimmy S.M. Lee     (04) Hide Tanigami                300,000 shares to an
             (02) Gary L. Fischer    (05) Chun Win Wong                aggregate of 2,250,000
             (03) Lip-Bu Tan                                           shares:

                                                                    3. Proposal to ratify the
                                                                       appointment of Ernst &     [   ]    [   ]    [   ]
                                                                       Young, LLP as independent
                                                                       auditors for the 2002
                                                                       fiscal year

                                                                                I plan to attend   YES       NO
                                                                                the Meeting:      [   ]    [   ]


Signature(s) ____________________________________________ Date ______________
(Signature(s) must be exactly as name(s) appear on this Proxy. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the names of more than one person, each should sign this Proxy.)